Exhibit 99.1

Azenta Reports Fourth Quarter and Full Year Fiscal 2025 Results, Ended September 30, 2025

●	Q4’25 reported revenue growth of 6% year over year and 4% on an organic basis
●	FY’25 reported revenue growth of 4% and 3% on an organic basis
●	FY'25 Adjusted EBITDA margin expansion of 310 basis points versus last year
●	FY'26 organic revenue growth expected to be 3% to 5% year over year, with Adjusted EBITDA margin expansion of approximately 300 basis points

BURLINGTON, Mass., November 21, 2025 (PR Newswire) – Azenta, Inc. (Nasdaq: AZTA) today reported financial results for the fourth quarter and fiscal year ended September 30, 2025.

	Quarter Ended			Year Ended
Dollars in millions, except per share data	September 30,	September 30,		September 30,	September 30,
	2025	2024 (1)	Change	2025	2024 (1)	Change
Revenue from Continuing Operations	$159	$151	6%	$594	$573	4%
Organic growth			4%			3%
Sample Management Solutions	$86	$85	2%	$325	$319	2%
Multiomics	$73	$66	11%	$269	$255	6%

Diluted EPS Continuing Operations	$1.11	$(0.04)	NM	$0.52	$(0.46)	NM
Diluted EPS Total	$1.02	$(0.14)	NM	$(1.30)	$(3.10)	58%

Non-GAAP Diluted EPS Continuing Operations	$0.21	$0.19	8%	$0.51	$0.48	8%
Adjusted EBITDA Continuing Operations	$21	$16	29%	$66	$46	44%
Adjusted EBITDA Margin - Continuing Operations	13.0%	10.7%		11.2%	8.0%

(1)	Reflects revisions for an immaterial classification error among cost of revenue, research and development expenses, and selling, general and administrative expenses, and other immaterial adjustments, as further described in this release.

Management Comments

“Fiscal 2025 was a transformative year for Azenta. We achieved 3% core revenue growth and meaningful margin expansion,” said John Marotta, President and Chief Executive Officer. “We simplified our organization, made significant progress enabled by the Azenta Business System, and strengthened our execution, which is driving measurable improvements in quality, delivery, and productivity.”

Mr. Marotta continued, “We enter fiscal 2026 in a healthier position, with a more streamlined and accountable structure, with sharper focus on the customer, and growing momentum across the business. We expect core growth between 3% and 5%, approximately 300 basis points of adjusted EBITDA margin expansion, and higher free cash flow generation.”

Fourth Quarter Fiscal 2025 Results - Continuing Operations

●	Revenue was $159 million, up 6% year over year. Organic revenue, which excludes the impact from foreign exchange, grew 4% year over year, mainly attributable to higher revenue in Multiomics.
●	Sample Management Solutions revenue was $86 million, up 2% year over year.
o	Organic revenue was flat, mainly driven by lower revenue in Cryogenic Systems, offset by higher revenue in Clinical Biostores, Automated Stores, Consumables and Instruments, and Sample Storage.
●	Multiomics revenue was $73 million, up 11% year over year.
o	Organic revenue grew 10% year over year, primarily driven by growth in Next Generation Sequencing and Gene Synthesis, partially offset by a year-over-year decline in Sanger sequencing revenue.

Summary of GAAP Earnings Results - Continuing Operations

●	Operating income was $2 million. Operating margin was 1.2%, an improvement of 430 basis points year over year.
o

Gross margin was 45.4%, flat year over year, reflecting continued cost discipline, operational improvements, and favorable sales mix in Sample Management Solutions, offset by higher costs and lower volumes in parts of the Multiomics segment.

o

Operating expenses were $70 million, down 4% year over year, primarily driven by lower selling, general and administrative expenses, lower transformation and lower restructuring charges, partially offset by higher research and development costs.

●	Other income included $5 million of net interest income versus $6 million in the prior year period.
●	Tax adjustments include a one-time $45.6 million benefit related to a worthless stock deduction on one of the Company's foreign subsidiaries.
●	Diluted EPS from continuing operations was $1.11 compared to ($0.04) one year ago. Diluted EPS from discontinued operations was ($0.08). Total diluted EPS was $1.02, compared to ($0.14) a year ago.

Summary of Non-GAAP Earnings Results - Continuing Operations

●	Adjusted operating income was $9 million. Adjusted operating margin was 5.7%, an improvement of 60 basis points year over year.
o

Adjusted gross margin was 46.7%, down 20 basis points year over year, reflecting higher costs and lower volumes in parts of the Multiomics segment, partially offset by continued cost discipline, operational improvements, and favorable sales mix in Sample Management Solutions.

o	Adjusted operating expenses in the quarter were $65 million, up 4% year over year, primarily driven by higher selling, general and administrative expenses and higher research and development costs.
●	Adjusted EBITDA was $21 million, and Adjusted EBITDA margin was 13.0%, an improvement of 230 basis points year over year.
●	Non-GAAP Diluted EPS was $0.21, compared to $0.19 one year ago.

Full Year Fiscal 2025 Results - Continuing Operations

●

Revenue for fiscal 2025 was $594 million, up 4% year over year. Organic revenue increased 3%, which excludes the impact from foreign exchange. The year-over-year revenue increase was largely attributable to higher Multiomics revenue.

●	Sample Management Solutions revenue was $325 million, up 2% year over year.
o

Organic revenue was up 1%, primarily driven by growth in Clinical Biostores, Consumables and Instruments and Sample Storage, partially offset by lower revenue in Cryogenic Systems and Automated Stores.

●	Multiomics revenue was $269 million, up 6% year over year.
o	Organic revenue grew 5% year over year, driven by growth in Next Generation Sequencing, partially offset by a year-over-year revenue decline in Sanger sequencing and Gene Synthesis.

Summary of GAAP Results - Continuing Operations

●	Operating loss was $27 million. Operating margin was (4.5%), an improvement of 440 basis points year over year.
o	Gross margin was 45.5%, up 110 basis points year over year, primarily driven by higher revenue, favorable sales mix, operating efficiencies and improved cost execution.
o

Operating expenses were $297 million, down 3% year over year due to lower research and development costs, lower selling, general and administrative expenses, lower restructuring charges, lower merger and acquisition costs and costs related to share repurchases, and lower amortization costs, as well as the impact of intangible asset impairment charges recorded in the prior year.

●	Other income included $19 million of net interest income versus $33 million in the prior year period.
●	Tax adjustments include a one-time $45.6 million benefit related to a worthless stock deduction on one of the Company's foreign subsidiaries.
●

Diluted EPS from continuing operations was $0.52 compared to ($0.46) in fiscal 2024. Diluted EPS from discontinued operations was ($1.81). Total diluted EPS was ($1.30), compared to ($3.10) a year ago.

Summary of Non-GAAP Results - Continuing Operations

●	Adjusted operating income was $16 million. Adjusted operating margin was 2.6%, an improvement of 200 basis points year over year.
o	Adjusted gross margin was 46.9%, up 100 basis points year over year, primarily driven by favorable product mix, operating efficiencies and cost reduction initiatives.
o	Adjusted operating expenses were $263 million, up 1% year over year, primarily driven by higher selling, general and administrative expenses, partially offset by lower research and development costs.
●	Adjusted EBITDA was $66 million, and Adjusted EBITDA margin was 11.2%, an improvement of 310 basis points year over year.
●	Non-GAAP Diluted EPS for fiscal 2025 was $0.51, compared to $0.48 in fiscal 2024.

Cash and Liquidity as of September 30, 2025

●	The Company ended fiscal year 2025 with a total balance of cash, cash equivalents, restricted cash, and marketable securities of $546 million.
●	Capital expenditures were $8 million in the quarter and $34 million for the full year.

Guidance for Full Year Fiscal 2026

●	Total organic revenue is expected to grow in the range of 3% to 5% relative to fiscal 2025.
●	Adjusted EBITDA margin expansion is expected to be approximately 300 basis points relative to fiscal 2025.

Revision of Previously Issued Financial Statements

During the fourth quarter of fiscal 2025, the Company identified a classification error in previously issued consolidated statements of operations. Certain costs had been incorrectly allocated among cost of revenue, research and development expenses, and selling, general and administrative expenses. As a result, cost of revenue and research and development expenses were understated and selling, general and administrative expenses were overstated by equal and offsetting amounts. The Company concluded that the error was not material, individually or in the aggregate, to any previously issued financial statements. Accordingly, the Company has corrected the error by revising the consolidated financial statements for all affected prior periods as presented herein. These revisions also reflect the correction of certain other immaterial prior-period errors that had previously been corrected on an out-of-period basis in the periods in which they were identified. Management is evaluating the impact of the classification error on the effectiveness of the Company’s internal control over financial reporting. Further information regarding these revisions will be provided in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025.

Azenta does not provide forward-looking guidance on a GAAP basis for the measures on which it provides forward-looking non-GAAP guidance as the Company is unable to provide a quantitative reconciliation of forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because of the inherent difficulty in accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, are dependent on various factors, are out of the company's control, or cannot be reasonably predicted. Such adjustments include, but are not limited to, transformation costs, restructuring charges, costs related to acquisitions and divestitures costs, governance-related matters, goodwill and intangible impairments, stock-based compensation, and other gains and charges that are not representative of the normal operations of the business.

Conference Call and Webcast

Azenta management will webcast its fourth quarter and full year fiscal 2025 earnings conference call today at 8:30 a.m. Eastern Time. During the call, Company management will respond to questions concerning, but not limited to, the Company's financial performance, business conditions and industry outlook. Management's responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Azenta's website at https://investors.azenta.com/events and will be archived online on this website for convenient on-demand replay.

Regulation G – Use of Non-GAAP financial Measures

The Company supplements its GAAP financial measures with certain non-GAAP financial measures to provide investors a better perspective on the results of business operations, which the Company believes is more comparable to the similar analyses provided by its peers. These measures are not presented in accordance with, nor are they a substitute for, U.S. generally accepted accounting principles, or GAAP. These measures should always be considered in conjunction with appropriate GAAP measures. A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures is included at the end of this release following the consolidated balance sheets and statements of operations. Certain amounts in the tables that supplement the consolidated financial statements may not sum due to rounding. All percentages are calculated using unrounded amounts.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Azenta’s financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. Forward-looking statements include but are not limited to statements about our revenue and earnings expectations, our ability to realize margin improvement from cost reductions, and our ability to deliver financial success in the future and otherwise related to future operating or financial performance and opportunities. Factors that could cause results to differ from our expectations include the following: uncertainties in global political and economic conditions, including the imposition of additional tariffs on goods imported into the US, our ability to reduce costs effectively; the volatility of the life sciences markets the Company serves; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; price competition; disputes concerning intellectual property; and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, Current Reports on Form 8-K and our Quarterly Reports on Form 10-Q. As a result, we can provide no assurance that our future results will not be materially different from those projected. Azenta expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions, or circumstance on which any such statement is based. Azenta undertakes no obligation to update the information contained in this press release.

About Azenta Life Sciences
Azenta, Inc. (Nasdaq: AZTA) is a leading provider of life sciences solutions worldwide, enabling life science organizations around the world to bring impactful breakthroughs and therapies to market faster. Azenta provides a full suite of reliable cold-chain sample management solutions and multiomics services across areas such as drug development, clinical research and advanced cell therapies for the industry's top pharmaceutical, biotech, academic and healthcare institutions globally. Our global team delivers and supports these products and services through our industry-leading brands, including GENEWIZ, FluidX, Ziath, 4titude, Limfinity, Freezer Pro, and Barkey.

Azenta is headquartered in Burlington, Massachusetts, with operations in North America, Europe and Asia. For more information, please visit www.azenta.com.

AZENTA INVESTOR CONTACTS:

Yvonne Perron

Vice President, Financial Planning & Analysis and Investor Relations

ir@azenta.com

Maria Isabel Cuartas

Manager Investor Relations

ir@azenta.com

AZENTA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share data)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue
Products	$48,020	$47,210	$173,189	$173,717
Services	111,172	103,394	420,632	399,731
Total revenue	159,192	150,604	593,821	573,448
Cost of revenue
Products	26,287	28,281	94,894	105,446
Services	60,631	53,836	228,647	213,380
Total cost of revenue	86,918	82,117	323,541	318,826
Gross profit	72,274	68,487	270,280	254,622
Operating expenses
Research and development	8,258	7,539	30,390	31,524
Selling, general and administrative	61,709	64,734	261,563	262,958
Impairment of goodwill and intangible assets	—	—	—	4,658
Restructuring charges	406	851	5,171	6,766
Total operating expenses	70,373	73,124	297,124	305,906
Operating income (loss)	1,901	(4,637)	(26,844)	(51,284)
Other income (expense)
Interest income, net	5,019	5,532	18,779	32,891
Other income (expense), net	(620)	(604)	922	(732)
Income (loss) from continuing operations before income taxes	6,300	291	(7,143)	(19,125)
Income tax (benefit) expense	(44,553)	2,036	(30,801)	5,241
Income (loss) from continuing operations	50,853	(1,745)	23,658	(24,366)
Loss from discontinued operations, net of tax	(3,716)	(4,894)	(83,161)	(140,531)
Net income (loss)	$47,137	$(6,639)	$(59,503)	$(164,897)
Basic net income (loss) per share:
Income (loss) from continuing operations	$1.11	$(0.04)	$0.52	$(0.46)
Loss from discontinued operations, net of tax	(0.08)	(0.10)	(1.82)	(2.64)
Net income (loss) per share	$1.03	$(0.14)	$(1.30)	$(3.10)
Diluted net income (loss) per share:
Income (loss) from continuing operations	$1.11	$(0.04)	$0.52	$(0.46)
Loss from discontinued operations, net of tax	(0.08)	(0.10)	(1.81)	(2.64)
Diluted net income (loss) per share	$1.02	$(0.14)	$(1.30)	$(3.10)
Weighted average shares used in computing net income (loss) per share:
Basic	45,833	48,079	45,743	53,175
Diluted	45,994	48,079	45,896	53,175

AZENTA, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share data)

	September 30,	September 30,
	2025	2024

Assets
Current assets
Cash and cash equivalents	$279,783	$280,030
Short-term marketable securities	61,137	151,162
Accounts receivable, net of allowance for expected credit losses ($4,649 and $5,349, respectively)	142,181	154,172
Inventories	74,956	71,320
Short-term restricted cash	2,359	2,069
Refundable income taxes	9,728	23,866
Prepaid expenses and other current assets	64,660	51,360
Current assets held for sale	74,830	99,052
Total current assets	709,634	833,031
Property, plant and equipment, net	153,954	155,622
Long-term marketable securities	201,585	49,454
Long-term deferred tax assets	726	837
Operating lease right-of-use assets	54,048	60,406
Goodwill	702,395	691,409
Intangible assets, net	101,814	125,042
Long term income taxes receivable	45,600	—
Other assets	6,115	10,670
Noncurrent assets held for sale	80,983	173,794
Total assets	$2,056,854	$2,100,265
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$37,722	$33,344
Deferred revenue	32,569	30,493
Derivative liability	33,420	1,915
Accrued warranty and retrofit costs	4,713	5,213
Accrued compensation and benefits	35,799	29,216
Accrued customer deposits	26,499	22,324
Accrued income taxes payable	9,416	9,085
Accrued expenses and other current liabilities	30,268	44,443
Current liabilities held for sale	29,563	30,050
Total current liabilities	239,969	206,083
Long-term deferred tax liabilities	19,046	18,184
Long-term operating lease liabilities	51,244	56,683
Other long-term liabilities	10,140	9,272
Noncurrent liabilities held for sale	13,209	42,196
Total liabilities	333,608	332,418

Stockholders' equity
Preferred stock, $0.01 par value - 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value - 125,000,000 shares authorized, 59,320,848 shares issued and 45,858,979 shares outstanding at September 30, 2025, 59,031,953 shares issued and 45,570,084 shares outstanding at September 30, 2024	594	590
Additional paid-in capital	529,605	505,958
Accumulated other comprehensive loss	(22,213)	(13,464)
Treasury stock, at cost - 13,461,869 shares at September 30, 2025 and September 30, 2024	(200,956)	(200,956)
Retained earnings	1,416,216	1,475,719
Total stockholders' equity	1,723,246	1,767,847
Total liabilities and stockholders' equity	$2,056,854	$2,100,265

AZENTA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Year Ended
	September 30,
	2025	2024
Cash flows from operating activities
Net loss	$(59,503)	$(164,897)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	61,209	90,744
Impairment of goodwill and intangible assets	—	115,975
Loss on assets held for sale	97,139	—
Property, plant and equipment and other asset write-offs	3,478	4,430
Inventory write-downs	—	3,290
Other non-cash charges related to restructuring and transformation	—	4,317
Stock-based compensation	20,881	14,467
Amortization and accretion on marketable securities	(1,578)	(6,032)
Deferred income taxes	(27,152)	(16,072)
Loss on disposals of property, plant and equipment	711	296
Changes in operating assets and liabilities:
Accounts receivable	21,039	(11,589)
Inventories	(3,966)	15,896
Accounts payable	1,037	9,196
Deferred revenue	1,641	(3,558)
Accrued warranty and retrofit costs	(435)	(684)
Accrued compensation and tax withholdings	6,607	(2,754)
Long term income taxes receivable	(45,600)	—
Other assets and liabilities	(3,327)	(3,282)
Net cash provided by operating activities	72,181	49,743
Cash flows from investing activities
Purchases of property, plant and equipment	(33,857)	(37,392)
Purchases of marketable securities and other investments	(451,409)	(405,575)
Sales and maturities of marketable securities	389,452	666,230
Proceeds from other investment	2,130	—
Net investment hedge settlement	3,223	1,476
Net cash (used in) provided by investing activities	(90,461)	224,739
Cash flows from financing activities
Proceeds from issuance of common stock	2,770	3,279
Payments of finance leases	(985)	(783)
Share repurchases	—	(661,703)
Excise tax payment for settled share repurchases	(11,376)	—
Net cash used in financing activities	(9,591)	(659,207)
Effects of exchange rate changes on cash, cash equivalents and restricted cash	3,566	21,670
Net decrease in cash, cash equivalents and restricted cash	(24,305)	(363,055)
Cash, cash equivalents and restricted cash, beginning of period	320,990	684,045
Cash, cash equivalents and restricted cash, end of period	$296,685	$320,990
Supplemental disclosures:
Cash paid for income taxes, net	$6,568	$2,704
Purchases of property, plant and equipment included in accounts payable and accrued expenses	4,693	2,767
Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents of continuing operations	$279,783	$280,030
Cash included in current assets held for sale	13,206	30,899
Short-term restricted cash included in prepaid expenses and other current assets	2,359	2,069
Long-term restricted cash included in other assets	1,337	7,992
Total cash, cash equivalents and restricted cash shown in the consolidated statements of cash flows	$296,685	$320,990

Notes on Non-GAAP Financial Measures

Non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management adjusts the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A, non-recurring costs related to the Company’s business transformation initiatives and share repurchases to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers. Management also excludes special charges and gains, such as impairment losses, gains and losses from the sale of assets, certain tax benefits and charges, as well as other gains and charges that are not representative of the normal operations of the business. Management strongly encourages investors to review our financial statements and publicly filed reports in their entirety and not rely on any single measure.

	Quarter Ended
	September 30, 2025		June 30, 2025 (*)		September 30, 2024 (*)
		per diluted		per diluted		per diluted
Dollars in thousands, except per share data	$	share	$	share	$	share
Net income (loss) from continuing operations	$50,853	$1.11	$(331)	$(0.01)	$(1,745)	$(0.04)
Adjustments:
Amortization of completed technology	2,088	0.05	2,068	0.05	2,096	0.04
Amortization of other intangible assets	3,977	0.09	4,123	0.09	4,842	0.10
Transformation costs(1)	634	0.01	1,542	0.03	4,568	0.10
Restructuring charges	406	0.01	754	0.02	851	0.02
Merger and acquisition costs and costs related to share repurchase(2)	87	0.00	58	0.00	52	0.00
Tax adjustments(3)	(46,160)	(1.00)	—	—	259	0.01
Tax effect of adjustments	(2,246)	(0.05)	(534)	(0.01)	(1,576)	(0.03)
Other Adjustments	—	—	38	0.00	—	—
Non-GAAP adjusted net income from continuing operations	$9,639	$0.21	$7,718	$0.17	$9,347	$0.19
Stock-based compensation, pre-tax	3,901	0.08	3,045	0.07	1,649	0.03
Tax rate	17%	—	17%	—	14%	—
Stock-based compensation, net of tax	3,238	0.07	2,536	0.06	1,418	0.03
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$12,877	$0.28	$10,254	$0.22	$10,765	$0.22

Shares used in computing non-GAAP diluted net income per share		45,994		45,780		48,079

	Year Ended
	September 30, 2025		September 30, 2024 (*)
		per diluted		per diluted
Dollars in thousands, except per share data	$	share	$	share
Net income (loss) from continuing operations	$23,658	$0.52	$(24,366)	$(0.46)
Adjustments:
Amortization of completed technology	7,965	0.17	8,066	0.15
Amortization of other intangible assets	16,475	0.36	20,496	0.39
Transformation costs(1)	10,405	0.23	9,879	0.19
Restructuring charges	5,171	0.11	6,766	0.13
Impairment of goodwill and intangible assets	—	—	4,658	0.09
Merger and acquisition costs and costs related to share repurchase(2)	2,403	0.05	4,874	0.09
Investment income(3)	(2,130)	(0.05)	—	—
Tax adjustments(4)	(38,860)	(0.85)	3,638	0.07
Tax effect of adjustments	(1,675)	(0.04)	(8,668)	(0.16)
Other special charges	38	0.00	—	—
Non-GAAP adjusted net income from continuing operations	$23,450	$0.51	$25,343	$0.48
Stock-based compensation, pre-tax	19,849	0.43	13,750	0.26
Tax rate	17%	—	14%	—
Stock-based compensation, net of tax	16,475	0.36	11,825	0.22
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$39,925	$0.87	$37,168	$0.70

Shares used in computing non-GAAP diluted net income per share	—	45,896	—	53,175

(*)	See footnote (1) on Page 1.
(1)	Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs in the period result from actions taken as part of the Company’s 2024 cost reduction plan, and primarily relate to one time asset write-downs associated with changes in technology, one time inventory write-downs relating to restructuring actions taken in the period, and third-party consulting costs associated with process and systems re-design.
(2)	Includes expenses related to governance-related matters.
(3)	The Company received $2.1 million of cash proceeds from a cost method investment which had no cost basis during the three months ended March 31, 2025. The gain is non-recurring and non-operational in nature.
(4)

Tax adjustments during all periods include adjustments to tax benefits related to stock-based compensation. These adjustments are recognized in the period of vesting for US GAAP but included in the annual effective tax rate for Non-GAAP reporting. In the fourth quarter of fiscal year 2025, tax adjustments include a one-time $45.6 million benefit related to a worthless stock deduction on one of the Company's foreign subsidiaries, that is excluded from non-GAAP results.

	Quarter Ended			Year Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Dollars in thousands	2025	2025 (*)	2024 (*)	2025	2024 (*)
GAAP net income (loss)	$47,137	$(47,984)	$(6,639)	$(59,503)	$(164,897)
Less: Loss from discontinued operations	(3,716)	(47,653)	(4,894)	(83,161)	(140,531)
GAAP net income (loss) from continuing operations	50,853	(331)	(1,745)	23,658	(24,366)
Adjustments:
Interest income, net	(5,019)	(4,973)	(5,532)	(18,779)	(32,891)
Income tax expense	(44,553)	2,635	2,036	(30,801)	5,241
Depreciation	8,338	8,399	7,275	32,033	29,691
Amortization of completed technology	2,088	2,068	2,096	7,965	8,066
Amortization of other intangible assets	3,977	4,123	4,842	16,475	20,496
Earnings before interest, taxes, depreciation and amortization - Continuing operations	$15,684	$11,921	$8,972	$30,551	$6,237

	Quarter Ended			Year Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Dollars in thousands	2025	2025 (*)	2024 (*)	2025	2024 (*)
Earnings before interest, taxes, depreciation and amortization - Continuing operations	$15,684	$11,921	$8,972	$30,551	$6,237
Adjustments:
Stock-based compensation	3,901	3,045	1,649	19,849	13,750
Restructuring charges	406	754	851	5,171	6,766
Impairment of goodwill and intangible assets	—	—	—	—	4,658
Merger and acquisition costs and costs related to share repurchase(1)	87	58	52	2,403	4,874
Transformation costs(2)	634	1,542	4,568	10,405	9,879
Investment Income(3)	—	—	—	(2,130)	—
Other adjustments	—	38	—	34	—
Adjusted earnings before interest, taxes, depreciation and amortization - Continuing operations	$20,712	$17,358	$16,092	$66,283	$46,164

(*)	See footnote (1) on Page 1.
(1)	Includes expenses related to governance-related matters.
(2)

Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs in the period result from actions taken as part of the Company’s 2024 cost reduction plan, and primarily relate to one time asset write-downs associated with changes in technology, one time inventory write-downs relating to restructuring actions taken in the period, and third-party consulting costs associated with process and systems re-design.

(3)	The Company received $2.1 million of cash proceeds from a cost method investment which had no cost basis during the three months ended March 31, 2025. The gain is non-recurring and non-operational in nature.

	Quarter Ended
Dollars in thousands	September 30, 2025		June 30, 2025 (*)		September 30, 2024 (*)
GAAP gross profit	$72,274	45.4%	$66,404	46.2%	$68,487	45.5%
Adjustments:
Amortization of completed technology	2,088	1.3%	2,068	1.4%	2,096	1.4%
Transformation costs(1)	—	—%	—	—%	145	0.1%
Other adjustments	—	—%	25	0.0%	—	—%
Non-GAAP adjusted gross profit	$74,362	46.7%	$68,497	47.6%	$70,728	47.0%

	Year Ended
Dollars in thousands	September 30, 2025		September 30, 2024 (*)
GAAP gross profit	$270,280	45.5%	$254,622	44.4%
Adjustments:
Amortization of completed technology	7,965	1.3%	8,066	1.4%
Transformation costs(1)	52	0.0%	377	0.1%
Other adjustment	18	0.0%	(20)	(0.0)%
Non-GAAP adjusted gross profit	$278,315	46.9%	$263,045	45.9%

(*)	See footnote (1) on Page 1.
(1)	Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs in the period result from actions taken as part of the Company’s 2024 cost reduction plan, and primarily relate to one time asset write-downs associated with changes in technology, one time inventory write-downs relating to restructuring actions taken in the period, and third-party consulting costs associated with process and systems re-design.

	Sample Management Solutions						Multiomics
	Quarter Ended						Quarter Ended
	September 30,		June 30,		September 30,		September 30,		June 30,		September 30,
Dollars in thousands	2025		2025 (*)		2024 (*)		2025		2025 (*)		2024 (*)
GAAP gross profit	$41,175	47.9%	$40,178	51.8%	$38,992	46.1%	$31,094	42.5%	$26,222	39.6%	$29,476	44.7%
Adjustments:
Amortization of completed technology	1,226	1.4%	1,208	1.6%	1,056	1.2%	862	1.2%	860	1.3%	1,040	1.6%
Transformation costs(1)	—	—%	25	0.0%	145	0.2%	—	—	—	—	—	—
Non-GAAP adjusted gross profit	$42,401	49.3%	$41,411	53.4%	$40,193	47.5%	$31,956	43.7%	$27,082	40.9%	$30,516	46.2%

	Total Segments
	Quarter Ended
	September 30,		June 30,		September 30,
Dollars in thousands	2025		2025 (*)		2024 (*)
GAAP gross profit	$72,274	45.4%	$66,400	46.2%	$68,487	45.5%
Adjustments:
Amortization of completed technology	2,088	1.3%	2,068	1.4%	2,096	1.4%
Transformation costs(1)	—	—%	25	0.0%	145	0.1%
Non-GAAP adjusted gross profit	$74,362	46.7%	$68,493	47.6%	$70,728	47.0%

	Sample Management Solutions				Multiomics
	Year Ended				Year Ended
Dollars in thousands	September 30, 2025		September 30, 2024 (*)		September 30, 2025		September 30, 2024 (*)
GAAP gross profit	$156,645	48.3%	$141,447	44.4%	$113,635	42.2%	$113,175	44.5%
Adjustments:
Amortization of completed technology	4,522	1.4%	3,909	1.2%	3,443	1.3%	4,157	1.6%
Transformation costs(1)	52	0.0%	377	0.1%	—	—	—	—
Other adjustment	26	0.0%	(10)	(0.0)%	(8)	(0.0)%	(10)	(0.0)%
Non-GAAP adjusted gross profit	$161,245	49.7%	$145,723	45.7%	$117,070	43.5%	$117,322	46.1%

	Total Segments
	Year Ended
Dollars in thousands	September 30, 2025		September 30, 2024 (*)
GAAP gross profit	$270,280	45.5%	$254,622	44.4%
Adjustments:
Amortization of completed technology	7,965	1.3%	8,066	1.4%
Transformation costs(1)	52	0.0%	377	0.1%
Other adjustment	18	0.0%	(20)	(0.0)%
Non-GAAP adjusted gross profit	$278,315	46.9%	$263,045	45.9%

(*)	See footnote (1) on Page 1.
(1)	Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs in the period result from actions taken as part of the Company’s 2024 cost reduction plan, and primarily relate to one time asset write-downs associated with changes in technology, one time inventory write-downs relating to restructuring actions taken in the period, and third-party consulting costs associated with process and systems re-design.

	Sample Management Solutions			Multiomics
	Quarter Ended			Quarter Ended
	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,
Dollars in thousands	2025	2025 (*)	2024 (*)	2025	2025 (*)	2024 (*)
GAAP operating income (loss)	$8,015	$9,323	$7,503	$(1,029)	$(4,818)	$(2,009)
Adjustments:				.		.
Amortization of completed technology	1,226	1,208	1,056	862	860	1,040
Transformation costs(1)	(57)	168	163	—	—	—
Other adjustment	42	38	—	31	—	—
Non-GAAP adjusted operating income (loss)	$9,226	$10,737	$8,722	$(136)	$(3,958)	$(969)

	Total Segments			Corporate			Total
	Quarter Ended			Quarter Ended			Quarter Ended
	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,
Dollars in thousands	2025	2025 (*)	2024 (*)	2025	2025 (*)	2024 (*)	2025	2025 (*)	2024 (*)
GAAP operating income (loss)	$6,986	$4,505	$5,494	$(5,085)	$(6,355)	$(10,131)	$1,901	$(1,850)	$(4,637)
Adjustments:
Amortization of completed technology	2,088	2,068	2,096	—	—	—	2,088	2,068	2,096
Amortization of other intangible assets	—	—	—	3,977	4,123	4,842	3,977	4,123	4,842
Transformation costs(1)	(57)	168	163	691	1,374	4,405	634	1,542	4,568
Restructuring charges	—	—	—	406	754	851	406	754	851
Merger and acquisition costs and costs related to share repurchase(2)	—	—	—	87	58	52	87	58	52
Other adjustment	73	38	—	(73)	—	—	—	38	—
Non-GAAP adjusted operating income (loss)	$9,090	$6,779	$7,753	$3	$(46)	$19	$9,093	$6,733	$7,772

	Sample Management Solutions		Multiomics
	Year Ended		Year Ended
	September 30,	September 30,	September 30,	September 30,
Dollars in thousands	2025	2024 (*)	2025	2024 (*)
GAAP operating income (loss)	$20,124	$6,647	$(15,414)	$(11,893)
Adjustments:
Amortization of completed technology	4,522	3,909	3,443	4,157
Amortization of other intangible assets	—	155	—	—
Transformation costs(1)	2,820	395	—	—
Other adjustments	84	—	34	3
Non-GAAP adjusted operating income (loss)	$27,550	$11,106	$(11,937)	$(7,733)

	Total Segments		Corporate		Total
	Year Ended		Year Ended		Year Ended
	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
Dollars in thousands	2025	2024 (*)	2025	2024 (*)	2025	2024 (*)
GAAP operating income (loss)	$4,710	$(5,246)	$(31,554)	$(46,038)	$(26,844)	$(51,284)
Adjustments:
Amortization of completed technology	7,965	8,066	—	—	7,965	8,066
Amortization of other intangible assets	—	155	16,475	20,341	16,475	20,496
Transformation costs(1)	2,820	395	7,585	9,484	10,405	9,879
Restructuring charges	—	—	5,171	6,766	5,171	6,766
Impairment of goodwill and intangible assets	—	—	—	4,658	—	4,658
Merger and acquisition costs and costs related to share repurchase(2)	—	—	2,403	4,874	2,403	4,874
Other adjustments	118	3	(84)	(24)	34	(21)
Non-GAAP adjusted operating income (loss)	$15,613	$3,373	$(4)	$61	$15,609	$3,434

(*)	See footnote (1) on Page 1.
(1)	Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs in the period result from actions taken as part of the Company’s 2024 cost reduction plan, and primarily relate to one time asset write-downs associated with changes in technology, one time inventory write-downs relating to restructuring actions taken in the period, and third-party consulting costs associated with process and systems re-design.
(2)	Includes expenses related to governance-related matters.

	Sample Management Solutions			Multiomics			Azenta Total
	Quarter Ended			Quarter Ended			Quarter Ended
	September 30,	September 30,		September 30,	September 30,		September 30,	September 30,
Dollars in millions	2025	2024	Change	2025	2024	Change	2025	2024	Change
Revenue	$86	$85	2%	$73	$66	11%	$159	$151	6%
Currency exchange rates	(1)	—	(2)%	(1)	—	(1)%	(2)	—	(2)%
Organic revenue	$85	$85	0%	$72	$66	10%	$157	$151	4%

	Sample Management Solutions			Multiomics			Azenta Total
	Year Ended			Year Ended			Year Ended
	September 30,	September 30,		September 30,	September 30,		September 30,	September 30,
Dollars in millions	2025	2024	Change	2025	2024	Change	2025	2024	Change
Revenue	$325	$319	2%	$269	$255	6%	$594	$573	4%
Currency exchange rates	(3)	—	(1)%	(1)	—	(0)%	(4)	—	(1)%
Organic revenue	$322	$319	1%	$268	$255	5%	$590	$573	3%